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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1998, except for Note 16, as to which the date is March 20, 1998, included in BridgeStreet Accommodations, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP
Cleveland, Ohio,
May 29, 1998.












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